Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hesperos, Inc.

Orlando, Florida

We hereby consent to the use in this Registration Statement on Form S-1 of Hesperos, Inc. (the “Company”) of our report dated February 14, 2022, relating to the financial statements of the Company as of December 31, 2020, and for the year then ended, which appears in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ MSL, P.A.

Orlando, Florida

February 14, 2022